UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2013

Emmis Communications Corporation

(Exact name of registrant as specified in its charter)

Indiana	0-23264	35-1542018
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Emmis Plaza, 40 Monument Circle Suite 700, Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 317-266-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08(a). Other Events

On February 27, 2013, the Board of Directors of Emmis Communications Corporation (“Emmis”) established July 10, 2013 as the date of the Emmis annual meeting of shareholders. Shareholders of record on May 2, 2013 will be entitled to notice of and vote at this meeting.

Pursuant to Section 2.11of the Emmis Second Amended and Restated Bylaws, the deadline for receipt by Emmis of notice of shareholder nominations for the election of directors or shareholder proposals for any new business to be taken up at the annual meeting is the close of business on March 11, 2013, which is ten (10) days after the date of this first public announcement of the date of the annual meeting. Any such notice must provide certain specific information as described in Section 2.11 of the Emmis Second Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: March 1, 2013	By:	/s/ J. Scott Enright
		Name:	J. Scott Enright
		Title:	Executive Vice President, General Counsel and Secretary